UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2014

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On August 7, 2014, QLT Inc. (the “Company”) announced that the board of directors (the “Board”) approved an advance notice policy (the “Advance Notice Policy”). The Advance Notice Policy, among other things, includes a provision that requires advance notice to the Company in certain circumstances where nominations of persons for election to the board of directors are made by shareholders of the Company. This policy also sets a deadline by which director nominations must be submitted to the Company prior to any annual or special meeting of the shareholders and also sets out the required information that must be included in the notice to the Company.

In the case of an annual meeting of the shareholders, notice to the Company must be made not less than 35 days and not more than 65 days prior to the date of the annual meeting. If the annual meeting is being held on a date that is less than 50 days following the date on which the first public announcement of the meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors, notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. Notwithstanding the foregoing, the board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

The Advance Notice Policy is now in full force and effect and will apply in connection with the Company’s annual general and special meeting of shareholders to be called for 2014 (the “Shareholders’ Meeting”). The Company intends to seek shareholders’ approval and ratification of the Advance Notice Policy at the Shareholders’ Meeting. If the Advance Notice Policy is not approved by ordinary resolution of the QLT shareholders at the Shareholders’ Meeting, then it will terminate and be void and of no further force and effect following the termination of the Shareholders’ Meeting.

The full text of the Advance Notice Policy is attached as Exhibit 20.1 and is incorporated herein by reference. The foregoing description of the Advance Notice Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Advance Notice Policy.

A copy of the press release announcing adoption of the Advance Notice Policy is attached as Exhibit 99.1 hereto.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Number	Description

20.1	Advance Notice Policy, dated July 30, 2014

99.1	Press Release dated August 7, 2014

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

In connection with the proposed Merger, QLT has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/circular of Auxilium and QLT and also constitutes a prospectus of QLT. Auxilium and QLT plan to mail the joint proxy statement/circular to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/CIRCULAR WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/circular, as well as other filings containing information about Auxilium and QLT, free of charge, at the website maintained by the SEC at www.sec.gov and, in QLT’s case, also on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators (“CSA”) at www.sedar.com. QLT stockholders may also obtain these documents, free of charge, from QLT’s website at www.qltinc.com under the heading “Investors” and then under the heading “Proxy Circulars” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5. Auxilium stockholders may also obtain these documents, free of charge, from Auxilium’s website (www.Auxilium.com) under the heading “Investors—SEC Filings” or by directing a request to made to Auxilium’s Secretary at Auxilium Pharmaceuticals, Inc., 640 Lee Road, Chesterbrook, PA 19087.

Participants in the Solicitation

The respective directors and executive officers of QLT and Auxilium and other persons may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the joint proxy statement/circular. Information regarding QLT directors and executive officers is available in its Annual Report on Form 10-K/A filed with the SEC and CSA by QLT on April 30, 2014, and information regarding Auxilium’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Auxilium on April 10, 2014. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/circular and other relevant materials to be filed with the SEC and the CSA when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Sukhi Jagpal
Name:	Sukhi Jagpal
Title:	Chief Financial Officer

Date: August 7, 2014